Exhibit 99.1

FOR IMMEDIATE RELEASE

A. Schulman Reports Fiscal 2017 Fourth-Quarter and Full Year Results

•	Reported fiscal 2017 fourth quarter net sales up approximately 7 percent compared with prior year period

•	Full year cash flow from operations remains strong at $104.7 million

•	Reset of business completed with streamlined structure and improved operational stability

•	Company provides guidance for fiscal 2018; mid-point of EPS range represents 20% increase

AKRON, Ohio - October 25, 2017 - A. Schulman, Inc. (Nasdaq: SHLM) today announced its financial results for the fiscal 2017 fourth quarter and full-year results for the year ended August 31, 2017.

For fiscal 2017, the Company reported net income of $25.5 million, or $0.86 per diluted share. Net income in the fourth quarter was $7.4 million, or $0.25 per diluted share. On an adjusted basis, net income for fiscal 2017 was $51.8 million, or $1.75 per diluted share, and $9.6 million, or $0.32 per diluted share, for the fourth quarter. Last year on an adjusted basis, the Company reported full-year net income of $61.2 million, or $2.08 per share, and fourth-quarter net income of $13.7 million, or $0.47 per diluted share.

“In fiscal 2017, our goal was to reset the business, setting the stage for the progressive, long-term shareholder value creation our investors expect from A. Schulman,” said Joseph M. Gingo, chairman, president and chief executive officer. “I am proud of the progress our team has made this past year. We have simplified our product family structure, and tackled several difficult operational and consolidation issues we faced. Further, we enhanced our sales resources and improved our pricing processes to drive improving operational and financial performance in fiscal 2018 and beyond. We have more work and opportunities ahead of us.”

Consolidated net sales for fiscal 2017 was $2.5 billion, flat with the prior year. In the fourth quarter, consolidated net sales were $646.7 million, up approximately 7 percent from last year’s fourth-quarter consolidated net sales of $604.6 million. Operating income was $85.8 million and $13.1 million, for the full year and fourth quarter of fiscal 2017, respectively. Operating income, on an adjusted basis, was $126.5 million for fiscal 2017 and $27.0 million in the fourth quarter. On an adjusted basis, operating income in fiscal 2016 was $145.9 million for the full year and $33.6 million in the fourth quarter.

Working Capital/Cash Flow
Cash provided from operations was $104.7 million in the twelve months ended August 31, 2017. Working capital days totaled 45 at fiscal year-end 2017, compared with 48 days at fiscal year-end 2016. Cash flow was used to reduce total debt by $27.6 million in fiscal 2017, to a net leverage ratio of 4.15x. Since the purchase of Citadel in mid-fiscal 2015, the Company has paid down approximately $200 million of debt.

Capital expenditures for fiscal 2017 were $36.9 million, compared with $51.2 million last year. Finally, during fiscal 2017, the Company declared and paid quarterly cash dividends to common shareholders of $24.2 million, or $0.82 per common share. Additional dividends of $7.5 million were paid to holders of the convertible special stock.

Business Outlook
Gingo stated, “Our businesses in Latin America and Asia-Pacific are strong and growing - as is our global Engineered Composites business. In fact, our Latin American region had a record level of operating income for the year while our Asia-Pacific region reported, excluding foreign currency, a double-digit increase in operating income. Engineered Composite growth was driven by Quantum®, our strong carbon fiber sheet molding business. We will continue to invest in growth platforms while building positive sales momentum in Europe. Lastly, we have stabilized our U.S. and Canada business which will drive future profitability,” he said.

The Company anticipates adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”) for fiscal 2018 to be in the range of $220 million to $230 million. Fiscal 2018 adjusted earnings per share (“EPS”) are expected to be between $2.00 and $2.20 per diluted share. The mid-point of the EPS estimate represents a 20% increase on a year-over-year basis.

“I believe fiscal 2018 will be the first year in our recovery as we deliver growth that generates strong cash flows and drives profit,” said Gingo. “If we execute our plan properly and capture the opportunities we’ve created for ourselves, we will return A. Schulman to a sustainable growth and profitability trajectory that we experienced prior to fiscal 2015.”

Conference Call on the Web
A live Internet broadcast of A. Schulman’s conference call regarding fiscal 2017 fourth-quarter earnings can be accessed at 9:00 a.m. Eastern Time on October 26, 2017 on the Company’ website, www.aschulman.com. An archived replay of the call will also be available on the website.

Investor Presentation Materials
Senior executives may participate in meetings with analysts and investors throughout the fiscal year. The Company has posted presentation materials, portions of which may be used during such meetings, in the Investors section of its website at www.aschulman.com. The presentation will remain on the website as long as it is in use.

About A. Schulman, Inc.
A. Schulman, Inc. is a leading international supplier of high-performance plastic compounds and resins headquartered in Akron, Ohio. Since 1928, the Company has been providing innovative solutions to meet its customers' demanding requirements. The Company's customers span a wide range of markets such as packaging, mobility, building & construction, electronics & electrical, agriculture, personal care & hygiene, sports, leisure & home, custom services and others. The Company employs approximately 4,900 people and has 54 manufacturing facilities globally. A. Schulman reported net sales of approximately $2.5 billion for the fiscal year ended August 31, 2017. Additional information about A. Schulman can be found at www.aschulman.com.

Use of Non-GAAP Financial Measures
This release includes certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures include segment gross profit, SG&A expenses excluding certain items, segment operating income, operating income before certain items, net income excluding certain items, net income per diluted share excluding certain items and adjusted EBITDA, as discussed further in the Reconciliation of GAAP and Non-GAAP Financial Measures below. These non-GAAP financial measures are considered relevant to aid analysis and understanding of the Company’s results and business trends. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures, and tables included in this release reconcile each non-GAAP financial measure with the most directly comparable GAAP financial measure. The most directly comparable GAAP financial measures for these purposes are gross profit, SG&A expenses, operating income, net income and net income per diluted share. The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.
While the Company believes that these non-GAAP financial measures provide useful supplemental information to investors, there are very significant limitations associated with their use. These non-GAAP financial measures are not prepared in accordance with GAAP, may not be reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company’s competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.
Cautionary Statements
A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and relate to future events and expectations. Forward-looking statements contain such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that may cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:

•
worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company’s major product markets or countries where the Company has operations;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	competitive factors, including intense price competition;

•	fluctuations in the value of currencies in areas where the Company operates;

•
volatility of prices and availability of the supply of energy and raw materials that are critical to the manufacture of the Company’s products, particularly plastic resins derived from oil and natural gas;

•	changes in customer demand and requirements;

•
effectiveness of the Company to achieve the level of cost savings, productivity improvements, growth and other benefits anticipated from acquisitions and the integration thereof, joint ventures and restructuring initiatives;

•	escalation in the cost of providing employee health care;

•
uncertainties and unanticipated developments regarding contingencies, such as pending and future litigation and other claims, including developments that would require increases in our costs and/or reserves for such contingencies;

•	the performance of the global automotive market as well as other markets served;

•	further adverse changes in economic or industry conditions, including global supply and demand conditions and prices for products;

•	operating problems with our information systems as a result of system security failures such as viruses, cyber-attacks or other causes;

•	our current debt position could adversely affect our financial health and prevent us from fulfilling our financial obligations; and

•
failure of counterparties to perform under the terms and conditions of contractual arrangements, including suppliers, customers, buyers and sellers of a business and other third parties with which the Company contracts.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risk factors that could affect the Company’s performance are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.
SHLM_ALL

# # #
Contact
Jennifer K. Beeman
Vice President, Corporate Communications & Investor Relations
A. Schulman, Inc.
3637 Ridgewood Road
Fairlawn, Ohio 44333
Tel: 330-668-7346
Email: Jennifer.Beeman@aschulman.com
www.aschulman.com

A. SCHULMAN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended August 31,		Year ended August 31,
	2017	2016	2017	2016
	Unaudited (In thousands, except per share data)
Net sales	$646,651	$604,586	$2,461,124	$2,496,005
Cost of sales	555,516	507,893	2,081,361	2,095,085
Selling, general and administrative expenses	74,813	74,243	277,365	296,725
Restructuring expense	1,159	3,763	13,520	11,768
Asset impairment	—	401,667	1,053	401,667
Curtailment and settlement (gains) losses	2,029	—	2,029	—
Operating income (loss)	13,134	(382,980)	85,796	(309,240)
Interest expense	13,745	13,583	53,195	54,548
Foreign currency transaction (gains) losses	206	1,420	1,781	3,491
Other (income) expense, net	(375)	(528)	(1,513)	(774)
Income (loss) from continuing operations before taxes	(442)	(397,455)	32,333	(366,505)
Provision (benefit) for U.S. and foreign income taxes	(9,997)	(12,716)	(1,840)	(8,640)
Income (loss) from continuing operations	9,555	(384,739)	34,173	(357,865)
Income (loss) from discontinued operations, net of tax	—	1,578	—	1,861
Net income (loss)	9,555	(383,161)	34,173	(356,004)
Noncontrolling interests	(280)	(43)	(1,147)	(1,118)
Net income (loss) attributable to A. Schulman, Inc.	9,275	(383,204)	33,026	(357,122)
Convertible special stock dividends	1,875	1,875	7,500	7,500
Net income (loss) available to A. Schulman, Inc. common stockholders	$7,400	$(385,079)	$25,526	$(364,622)

Weighted-average number of shares outstanding:
Basic	29,428	29,347	29,401	29,300
Diluted	29,560	29,347	29,515	29,300

Basic earnings per share available to A. Schulman, Inc. common stockholders
Income (loss) from continuing operations	$0.25	$(13.18)	$0.87	$(12.51)
Income (loss) from discontinued operations	$—	$0.06	$—	$0.07
Net income (loss) available to A. Schulman, Inc. common stockholders	$0.25	$(13.12)	$0.87	$(12.44)

Diluted earnings per share available to A. Schulman, Inc. common stockholders
Income (loss) from continuing operations	$0.25	$(13.18)	$0.86	$(12.51)
Income (loss) from discontinued operations	$—	$0.06	$—	$0.07
Net income (loss) available to A. Schulman, Inc. common stockholders	$0.25	$(13.12)	$0.86	$(12.44)

Cash dividends per common share	$0.205	$0.205	$0.820	$0.820
Cash dividends per share of convertible special stock	$15.00	$15.00	$60.00	$60.00

A. SCHULMAN, INC.
CONSOLIDATED BALANCE SHEETS

	August 31, 2017	August 31, 2016
	Unaudited (In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$53,251	$35,260
Restricted cash	768	8,143
Accounts receivable, net	408,439	376,786
Inventories	276,459	263,617
Prepaid expenses and other current assets	36,712	40,263
Assets held for sale	5,676	—
Total current assets	781,305	724,069
Net property, plant and equipment	298,703	314,822
Deferred charges and other noncurrent assets	77,847	88,161
Goodwill	263,735	257,773
Intangible assets, net	332,190	362,614
Total assets	$1,753,780	$1,747,439
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$318,820	$280,060
U.S. and foreign income taxes payable	4,900	8,985
Accrued payroll, taxes and related benefits	46,951	47,569
Other accrued liabilities	61,761	67,704
Short-term debt	32,013	25,447
Total current liabilities	464,445	429,765
Long-term debt	885,178	919,349
Pension plans	135,691	145,108
Deferred income taxes	37,699	59,013
Other long-term liabilities	23,735	25,844
Total liabilities	1,546,748	1,579,079
Commitments and contingencies
Stockholders’ equity:
Convertible special stock, no par value	120,289	120,289
Common stock, $1 par value, authorized - 75,000 shares, issued - 48,529 shares in 2017 and 48,510 shares in 2016	48,529	48,510
Additional paid-in capital	279,207	275,115
Accumulated other comprehensive income (loss)	(88,523)	(120,721)
Retained earnings	220,357	219,039
Treasury stock, at cost, 19,063 shares in 2017 and 19,069 shares in 2016	(382,841)	(382,963)
Total A. Schulman, Inc.’s stockholders’ equity	197,018	159,269
Noncontrolling interests	10,014	9,091
Total equity	207,032	168,360
Total liabilities and equity	$1,753,780	$1,747,439

A. SCHULMAN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended August 31,
	2017	2016
	Unaudited
	(In thousands)
Operating from continuing and discontinued operations:
Net income (loss)	$34,173	$(356,004)
Adjustments to reconcile net income to net cash provided from (used in) operating activities:
Depreciation	43,768	49,925
Amortization	35,038	39,339
Deferred tax provision	(21,970)	(37,919)
Pension, postretirement benefits and other compensation	9,520	3,516
Asset impairment	1,053	401,667
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(19,077)	28,227
Inventories	(3,911)	44,627
Accounts payable	33,806	(27,465)
Income taxes	(2,793)	12,549
Accrued payroll and other accrued liabilities	(9,360)	(9,319)
Other assets and long-term liabilities	4,471	(1,016)
Net cash provided from (used in) operating activities	104,718	148,127
Investing from continuing and discontinued operations:
Expenditures for property, plant and equipment	(36,866)	(51,238)
Proceeds from the sale of assets	4,401	1,366
Distributions from (investments in) equity investees	250	—
Net cash provided from (used in) investing activities	(32,215)	(49,872)
Financing from continuing and discontinued operations:
Cash dividends paid to common stockholders	(24,208)	(24,029)
Cash dividends paid to special stockholders	(7,500)	(7,500)
Increase (decrease) in short-term debt	6,328	2,945
Borrowings on long-term debt	392,593	244,231
Repayments on long-term debt including current portion	(429,187)	(362,002)
Noncontrolling interests' distributions	(53)	—
Issuances of common stock, common and treasury	191	258
Redemptions of common stock	(711)	(1,139)
Net cash provided from (used in) financing activities	(62,547)	(147,236)
Effect of exchange rate changes on cash	660	(4,488)
Net increase (decrease) in cash, cash equivalents, and restricted cash	10,616	(53,469)
Cash, cash equivalents, and restricted cash at beginning of year	43,403	96,872
Cash, cash equivalents, and restricted cash at end of year	$54,019	$43,403

Cash paid during the year for:
Interest	$49,044	$54,432
Income taxes	$20,932	$22,392

A. SCHULMAN, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
Unaudited

Three months ended August 31, 2017	Cost of Sales	Gross Margin	SG&A		Restructuring Expense	Asset Impairment		Operating Income (Loss)	Non Operating (Income) Expense	Income tax expense (benefit)	Net Income Available to ASI Common Stockholders	Diluted EPS
29560	(In thousands, except for %'s, per pound and per share data)
As reported	$555,516	14.1%	$74,813		$1,159	$—		$13,134	$13,576	$(9,997)	$7,400	$0.25
Certain items:
Asset impairments (1)	—		(375)		—	—		375	(1,265)	188	1,452	0.05
Accelerated depreciation (2)	(588)		(243)		—	—		831	—	279	552	0.02
Restructuring & related costs (4)	(408)		(6,229)		(1,159)	—		7,796	—	2,912	4,884	0.16
Lucent costs (5)	—		(2,830)		—	—		2,830	—	1,070	1,760	0.06
Curtailment loss	—		—		—	—		2,029	—	699	1,330	0.04
Gain on asset sale (9)	—		—		—	—		—	1,036	(343)	(693)	(0.02)
Tax (benefits) charges (8)	—		—		—	—		—	—	7,127	(7,127)	(0.24)
Total certain items	(996)	0.1%	(9,677)		(1,159)	—		13,861	(229)	11,932	2,158	0.07
As Adjusted	$554,520	14.2%	$65,136		$—	$—		$26,995	$13,347	$1,935	$9,558	$0.32
Percentage of Revenue			10.1%					4.2%			1.5%
Effective Tax Rate										14.2%

Three months ended August 31, 2016	Cost of Sales	Gross Margin	SG&A		Restructuring Expense	Asset Impairment		Operating Income	Non Operating (Income) Expense	Income tax expense (benefit)	Net Income Available to ASI Common Stockholders	Diluted EPS
29,347	(In thousands, except for %'s, per pound and per share data)
As reported	$507,893	16.0%	$74,243		$3,763	401,667		$(382,980)	$14,475	$(12,716)	$(385,079)	$(13.12)
Certain items:
Asset impairments (1)	—		—		—	(401,667)		401,667	—	90,375	311,292	10.62
Accelerated depreciation (2)	(1,509)		(4)		—	—		1,513		292	1,221	0.04
Costs related to acquisitions & integrations (3)	(247)		(972)		—	—		1,219	—	199	1,020	0.03
Restructuring & related costs (4)	1,249		(5,289)		(3,763)	—		7,803	1	1,548	6,254	0.22
Lucent costs (5)	(241)		(752)		—	—		993	—	161	832	0.03
Deferred financing fees (6)	—		—		—	—		—	(165)	33	132	—
CEO transition costs (7)	—		(3,399)		—	—		3,399		765	2,634	0.09
Tax (benefits) charges (8)	—		—		—	—		—	—	(77,021)	77,021	2.62
Loss (income) from discontinued operations	—		—		—	—		—	—	—	(1,578)	(0.06)
Total certain items	(748)	0.1%	(10,416)	—	(3,763)	(401,667)	—	416,594	(164)	16,352	398,828	13.59
As Adjusted	$507,145	16.1%	$63,827		$—	$—		$33,614	$14,311	$3,636	$13,749	$0.47
Percentage of Revenue			10.6%					5.6%			2.3%
Effective Tax Rate										18.8%

A. SCHULMAN, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures

Year Ended August 31, 2017	Cost of Sales	Gross Margin	SG&A	Restructuring Expense	Asset Impairment	Operating Income (Loss)	Non Operating (Income) Expense	Income tax expense (benefit)	Net Income Available to ASI Common Stockholders	Diluted EPS
29,515	(In thousands, except for %'s, per pound and per share data)
As reported	$2,081,361	15.4%	$277,365	$13,520	$1,053	$85,796	$53,463	$(1,840)	$25,526	$0.86
Certain items:
Asset impairments (1)	—		—	—	(1,053)	1,053	(2,888)	662	3,279	0.11
Accelerated depreciation (2)	(1,647)		(244)	—	—	1,891	—	497	1,394	0.05
Costs related to acquisitions & integrations (3)	(57)		(548)	—	—	605	—	125	480	0.02
Restructuring & related costs (4)	(1,450)		(14,002)	(13,520)	—	28,972	—	7,274	21,698	0.73
Lucent costs (5)	(190)		(5,775)	—	—	5,965	—	1,716	4,249	0.14
Curtailment loss	—		—	—	—	2,029	—	699	1,330	0.05
Accelerated amortization of debt issuance costs (6)	—		—	—	—	—	(227)	47	180	0.01
CEO transition costs (7)	—		(196)	—	—	196	—	40	156	0.01
Gain on asset sale (9)	—		—	—	—	—	1,205	(378)	(827)	(0.03)
Tax (benefits) charges (8)	—		—	—	—	—	—	5,693	(5,693)	(0.20)
Total certain items	(3,344)	0.2%	(20,765)	(13,520)	(1,053)	40,711	(1,910)	16,375	26,246	0.89
As Adjusted	$2,078,017	15.6%	$256,600	$—	$—	$126,507	$51,553	$14,535	$51,772	$1.75
Percentage of Revenue			10.4%			5.1%			2.1%
Effective Tax Rate								19.4%

Year Ended August 31, 2016	Cost of Sales	Gross Margin	SG&A	Restructuring Expense	Asset Impairment	Operating Income	Non Operating (Income) Expense	Income tax expense (benefit)	Net Income Available to ASI Common Stockholders	Diluted EPS
29,441	(In thousands, except for %'s, per pound and per share data)
As reported	$2,095,085	16.1%	$296,725	$11,768	$401,667	$(309,240)	$57,265	$(8,640)	$(364,622)	$(12.44)
Certain items:
Asset impairments (1)	—		—	—	(401,667)	401,667	—	90,375	311,292	10.59
Accelerated depreciation (2)	(6,288)		(21)	—	—	6,309	—	1,420	4,889	0.17
Costs related to acquisitions & integrations (3)	(2,769)		(6,020)	—	—	8,789	—	1,978	6,811	0.24
Restructuring and related costs (4)	(1,283)		(14,711)	(11,768)	—	27,762	(770)	6,420	22,113	0.76
Lucent costs (5)	(2,085)		(5,176)	—	—	7,261	—	1,634	5,627	0.19
Deferred financing fees (6)	—		—	—	—	—	(600)	135	465	0.02
CEO transition costs (7)	—		(3,399)	—	—	3,399	—	765	2,634	0.09
Tax (benefits) charges (8)	—		—	—	—	—	—	(73,824)	73,824	2.53
Loss (income) from discontinued operations	—		—	—	—	—	—	—	(1,861)	(0.07)
Total certain items	(12,425)	0.5%	(29,327)	(11,768)	(401,667)	455,187	(1,370)	28,903	425,794	14.52
As Adjusted	$2,082,660	16.6%	$267,398	$—	$—	$145,947	$55,895	$20,263	$61,172	$2.08
Percentage of Revenue			10.7%			5.8%			2.5%
Effective Tax Rate								22.5%

1 - Asset impairments are related to goodwill and intangible assets, and also include information technology assets, in the Company's USCAN, EC and EMEA segments. Refer to Note 4 and Note 19 of the 2017 Annual Report on Form 10-K for further discussion.
2 - Accelerated depreciation is related to restructuring plans in the Company's USCAN, LATAM and EMEA segments. Refer to Note 16 of the 2017 Annual Report on Form 10-K for further discussion.
3 - Costs related to acquisitions and integrations primarily include third party professional, legal, IT and other expenses associated with successful and unsuccessful full or partial acquisition and divestiture/dissolution transactions, as well as certain employee-related expenses such as travel, bonuses and post-acquisition severance separate from a formal restructuring plan.
4 - Restructuring and related costs include items such as employee severance charges, lease termination charges, curtailment gains/losses, other employee termination costs, and professional fees related to the reorganization of the Company’s legal entity structure, facility operations and compliance with new legislation, and costs associated with new software implementation that are not eligible for capitalization. Refer to Note 14 of the 2017 Annual Report on Form 10-K for further discussion.
5 - Lucent costs primarily represent legal and investigation costs related to resolving the Lucent matter, product manufacturing costs for reworking existing Lucent inventory, obsolete Lucent inventory reserve costs, and dedicated internal personnel costs that would have otherwise been focused on normal operations in fiscal 2016.
6 - Accelerated amortization of deferred financing costs related to Term Loan B prepayments. Refer to Note 5 of the 2017 Annual Report on Form 10-K for further discussion.
7 - CEO transition costs represent charges related to the separation of the Company's previous CEO, Bernard Rzepka.
8 - Tax (benefits) charges represent the Company's adjustment of reported tax expense to non-GAAP tax based on the overall estimated annual non-GAAP effective tax rates.
9 - Gain related to sale of assets that had previously been classified as held for sale.

A. SCHULMAN, INC.
ADJUSTED EBITDA RECONCILIATION

	Three months ended August 31,		Year ended August 31,
	2017	2016	2017	2016
	Unaudited (In thousands)

Net income available to A. Schulman, Inc. common stockholders	$7,400	$(385,079)	$25,526	$(364,622)
Interest expense	13,745	13,583	53,195	54,548
Provision for U.S. and foreign income taxes	(9,997)	(12,716)	(1,840)	(8,640)
Depreciation and Amortization	19,970	21,754	78,806	89,264
Noncontrolling interests	280	43	1,147	1,118
Convertible special stock dividends	1,875	1,875	7,500	7,500
Other (1)	(169)	892	268	2,717
EBITDA, as calculated	$33,104	$(359,648)	$164,602	$(218,115)
Non-GAAP Adjustments (2)	12,999	413,505	38,787	447,006
EBITDA, as adjusted	$46,103	$53,857	$203,389	$228,891

(1) - Other includes Foreign currency transaction (gains) losses, Other (income) expense, net, and Gain on early extinguishment of debt.

(2) - For details on Non-GAAP adjustments, refer to "Reconciliation of GAAP and Non-GAAP Financial Measures", items (1), (3) - (9) and Loss (income) from discontinued operations. Amounts are included in Operating Income (Loss) and Loss (income) from discontinued operations. Accelerated depreciation on the "Reconciliation of GAAP and Non-GAAP Financial Measures" has been excluded as it is already included in Depreciation and Amortization above.

A. SCHULMAN, INC.
SUPPLEMENTAL SEGMENT INFORMATION

	Net Sales
	Three months ended August 31,				Twelve months ended August 31,
EMEA	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
	(In thousands, except for %'s)
Custom Concentrates and Services	$170,423	$157,266	$13,157	8.4%	$651,935	$664,026	$(12,091)	(1.8)%
Performance Materials	147,396	141,903	5,493	3.9%	556,883	575,937	(19,054)	(3.3)%
Total EMEA	$317,819	$299,169	$18,650	6.2%	$1,208,818	$1,239,963	$(31,145)	(2.5)%

	Net Sales
	Three months ended August 31,				Twelve months ended August 31,
USCAN	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
	(In thousands, except for %'s)
Custom Concentrates and Services	$70,151	$61,420	$8,731	14.2%	$258,646	$255,581	$3,065	1.2%
Performance Materials	94,073	97,512	(3,439)	(3.5)%	381,795	435,788	(53,993)	(12.4)%
Total USCAN	$164,224	$158,932	$5,292	3.3%	$640,441	$691,369	$(50,928)	(7.4)%

	Net Sales
	Three months ended August 31,				Twelve months ended August 31,
LATAM	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
	(In thousands, except for %'s)
Custom Concentrates and Services	$35,346	$32,616	$2,730	8.4%	$125,087	$127,184	$(2,097)	(1.6)%
Performance Materials	14,719	12,296	2,423	19.7%	54,265	44,466	9,799	22.0%
Total LATAM	$50,065	$44,912	$5,153	11.5%	$179,352	$171,650	$7,702	4.5%

	Net Sales
	Three months ended August 31,				Twelve months ended August 31,
APAC	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
	(In thousands, except for %'s)
Custom Concentrates and Services	$25,961	$24,833	$1,128	4.5%	$98,637	$94,023	$4,614	4.9%
Performance Materials	29,667	24,443	5,224	21.4%	109,870	92,888	16,982	18.3%
Total APAC	$55,628	$49,276	$6,352	12.9%	$208,507	$186,911	$21,596	11.6%

	Net Sales
	Three months ended August 31,				Twelve months ended August 31,
Consolidated	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
	(In thousands, except for %'s)
Engineered Composites	$58,915	$52,297	$6,618	12.7%	224,006	206,112	$17,894	8.7%
Custom Concentrates and Services	301,881	276,135	25,746	9.3%	1,134,305	1,140,814	(6,509)	(0.6)%
Performance Materials	285,855	276,154	9,701	3.5%	1,102,813	1,149,079	(46,266)	(4.0)%
Total Consolidated	$646,651	$604,586	$42,065	7.0%	$2,461,124	$2,496,005	$(34,881)	(1.4)%

A. SCHULMAN, INC.
SUPPLEMENTAL SEGMENT INFORMATION
(continued)

	Segment Gross Profit
	Three months ended August 31,				Twelve months ended August 31,
	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
	(In thousands, except for %'s)
EMEA	$34,887	$41,887	(7,000)	(16.7)%	$161,184	$178,376	(17,192)	(9.6)%
USCAN	25,348	25,234	114	0.5%	91,768	115,329	(23,561)	(20.4)%
LATAM	9,625	9,660	(35)	(0.4)%	38,565	36,886	1,679	4.6%
APAC	8,398	8,140	258	3.2%	35,587	32,293	3,294	10.2%
EC	13,873	12,520	1,353	10.8%	56,003	50,461	5,542	11.0%
Total segment gross profit	92,131	97,441	(5,310)	(5.4)%	383,107	413,345	(30,238)	(7.3)%
Accelerated depreciation and restructuring related costs (1)	(996)	(260)	(736)	283.1%	(3,097)	(7,571)	4,474	(59.1)%
Costs related to acquisitions	—	(247)	247	(100.0)%	(57)	(2,769)	2,712	(97.9)%
Lucent costs (2)	—	(241)	241	(100.0)%	(190)	(2,085)	1,895	(90.9)%
Total gross profit	$91,135	$96,693	(5,558)	(5.7)%	$379,763	$400,920	(21,157)	(5.3)%

(1) Restructuring related costs for the three and twelve months ended August 31, 2017 of $6.6 million and $15.5 million, respectively, and for the three and twelve months ended August 31, 2016 of $4.0 million and $16.0 million, respectively, are costs associated with professional fees for outside strategic consultants regarding actions to improve the profitability, improve efficiency of its operations, comply with new legislation, costs associated with new software implementation that are not eligible for capitalization, and costs associated with reorganizations of the legal entity structure of the Company. Restructuring expenses for the three and twelve months ended August 31, 2017 and 2016 included in restructuring expense in the Company’s statements of operations include costs permitted under ASC 420, Exit or Disposal Obligations, such as severance costs, outplacement services and contract termination costs.
 (2) Refer to Note 17, Contingencies and Claims, for additional discussion on this matter. Lucent costs in cost of sales include additional product and manufacturing operational costs for reworking inventory. Lucent costs in selling, general and administrative expenses include legal and investigative costs. In addition, in the three and twelve months ended August 31, 2016, Lucent costs in SG&A also include dedicated internal personnel costs that would have otherwise been focused on normal operations.